UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 28, 2006

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GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.

(Exact name of registrant as specified in its charter)

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Colorado	0-27637	47-0811483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

703 Waterford Way, Suite 690, Miami, Florida 33126

(Address of principal executive offices) (Zip Code)

305-374-2036

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant

(1)

Previous Independent Auditors:

(i)

Effective December 28, 2006, Mahoney Cohen & Company, CPA P.C., independent auditor for Global Entertainment Holdings/Equities, Inc. (the “Company”), was dismissed as the Company’s independent auditor since it is more cost effective for the Company to have a new independent auditor.

(ii)

The reports of Mahoney Cohen & Company, CPA P.C. on the financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principals.

(iii)

In connection with its audits for the two most recent fiscal years and subsequent interim period up to the effective date of the termination of Mahoney Cohen & Company, CPA P.C., there have been no disagreements with Mahoney Cohen & Company, CPA P.C. on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, not resolved to the satisfaction of Mahoney Cohen & Company, CPA P.C., would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its financial statements for such years.

(iv)

The Company’s Board of Directors participated in and approved the decision to change independent auditors.

(v)

The Company requested that Mahoney Cohen & Company, CPA P.C furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements.

(2)

New Independent Accountants:

(i)

The Company engaged Spector & Wong, LLP, Pasadena, California, as its new independent auditors as of December 28, 2006. Prior to such date, the Company did not consult with Spector & Wong, LLP. regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Spector & Wong, LLP or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

16.1

Letter from Mahoney Cohen & Company, CPA, P.C. dated December 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 20, 2007

GLOBAL ENTERTAINMENT EQUITIES/ HOLDINGS, INC.

By:	/s/ JACOB DADON
Chief Executive Officer